UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Greenville Avenue, Suite 861Dallas, Texas	75243
(Address of principal executive offices)	(Zip Code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 28, 2008, Aces Wired, Inc. (the Company) sold to seven of its current common stockholders (inclusive of its chairman of the board of directors and two of its executive officers) an aggregate of 814,817 shares of the Company’s par value $.001 common stock for cash proceeds of approximately $692,595 (or $.85 per share).

The Company issued the shares of common stock in reliance on the exemption from registration under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended, (the Securities Act) and Regulation D promulgated thereunder. In that respect, the Company notes that: (a) each purchaser of the common stock represented to the Company that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D; (b) the Company did not conduct any general solicitation or general advertising in connection with the issuance of the common shares; (c) each purchaser of the common stock agreed to hold the shares for its own account and not on behalf of others; (d) each purchaser of the common stock represented that it acquired the common stock for investment purposes only and not with a view to sell them; and (e) the certificates for the issued common shares will contain a restrictive legend in accordance with the applicable rules and regulations of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer